SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ALLIANCE SEMICONDUCTOR CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transactions applies:

----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

(5)  Total fee paid:

----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

(3)  Filing Party:

----------------------------------------------------------------------------

(4)  Date Filed:

----------------------------------------------------------------------------

                                     [LOGO]

                                  July 28, 1997



Dear Stockholder:

     You are cordially invited to attend the Alliance Semiconductor Corporation 1997 Annual Meeting of Stockholders, which will be held at the Morgan Hill Room of the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Friday, September 5, 1997 at 10:00 a.m., local time.

     At the Annual Meeting, you will be asked to elect four directors, approve the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year, and to transact any other business as may properly come before the meeting.

     We hope you will be able to attend the Annual Meeting on September 5th for a report on the status of the Company's business and performance during the fiscal year ended March 29, 1997. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                                Very truly yours,


                                                N. Damodar Reddy
                                                President and Chief Executive
                                                Officer

                       ALLIANCE SEMICONDUCTOR CORPORATION

                                     [LOGO]

                       ALLIANCE SEMICONDUCTOR CORPORATION

                             3099 North First Street
                         San Jose, California 95134-2006

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of ALLIANCE SEMICONDUCTOR CORPORATION (the "Company") will be held at the Morgan Hill Room of the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Friday, September 5, 1997 at 10:00 a.m., local time for the following purposes:

1. To elect four (4) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy.

2.   To  ratify  the   appointment  of  Price   Waterhouse  LLP  as  independent
     accountants for the Company for the current fiscal year.

3. To transact any other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 25, 1997 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
     RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE
       ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO.
            YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES
                        SET FORTH IN THE PROXY STATEMENT.

                                             By Order of the Board of Directors,


                                             C. N. REDDY
                                             Senior Vice President - Engineering
                                                   and Operations, and Secretary

San Jose, California
July 28, 1997

                       ALLIANCE SEMICONDUCTOR CORPORATION

                             3099 North First Street
                         San Jose, California 95134-2006

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors of ALLIANCE SEMICONDUCTOR CORPORATION, a Delaware corporation
("Alliance" or the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company to be held at the Morgan Hill Room of the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Friday, September 5, 1997 at 10:00 a.m., local time (the "Annual Meeting"). Only holders of record of the Company's Common Stock at the close of business on July 25, 1997 (the "Record Date") will be entitled to vote. At the close of business on that date, the Company had 39,076,097 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority, or 19,538,049 of these shares, will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement will be first mailed to stockholders on or about August 11, 1997.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (Attention: Gregory Barton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of all of the nominees described below ("Proposal No. 1"); and FOR ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 28, 1998 ("Proposal No. 2").

Voting and Solicitation

     Holders of shares of Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (but not on the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against," "Abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the actions proposed in Proposal No. 2, and the total number of shares cast "For" such proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same effect as a vote
"Against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter and will be considered a "broker non-vote."

     Each nominee to serve on the Company's Board of Directors to be elected must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes "Withheld," as well as broker non-votes, will not contribute to the number of votes required to elect a director.

     Proposal No. 2 requires for approval the affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2. Broker non-votes will not be counted toward the number of shares voted at the Annual Meeting, either in determining whether a quorum is present or in determining the number of affirmative votes necessary to approve Proposal No. 2.

     Unless otherwise instructed by the stockholder or described herein, each Proxy validly returned in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "For" each of the nominees of the Board of Directors, and "For" Proposal No. 2 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

     The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders shall elect four directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors of the Company (the "Board" or "Board of Directors") has nominated for election as directors each of the following persons: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company's nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director.

Directors/Nominees

     The names of the current members of the Board, who are also the Company's nominees for the Board, their ages as of July 28, 1997, and certain other information about them, are set forth below:

 Name of Nominee                                                                           Director
  and Director               Age                 Principal Occupation                       Since
  ------------               ---                 --------------------                       -----
N. Damodar Reddy(1)          58     Chairman of the Board, Chief Executive Officer          1985
                                    and President of the Company

C.N. Reddy                   41     Senior Vice President - Engineering and                 1985
                                    Operations, and Secretary of the Company

Jon B. Minnis(1)(2)(3)       61     President of Milpitas Materials Company                 1992

Sanford L. Kane(1)(2)(3)     55     President of Kane Concepts Incorporated                 1993

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Stock Benefit Committee.

     N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

     N. Damodar Reddy co-founded the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. From September 1983 to February 1985, he served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and the RCA Technology Center. He holds a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University.

     C.N. Reddy co-founded the Company and served as the Company's Vice President - Engineering from the Company's inception to May 1993, when he was appointed Senior Vice President - Engineering and Operations of the Company. From the Company's inception, Mr. Reddy has served as a director and the Secretary of the Company. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, he served as SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds a M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs.

     Jon B. Minnis has served as a director of the Company since April 1992. For more than the past 29 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

     Sanford L. Kane was elected to the Company's Board of Directors in June 1993. He currently serves as President of Kane Concepts Incorporated, a consulting company. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations - General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

Meetings and Committees of the Board of Directors

     Board of Directors. During the fiscal year ended March 29, 1997 ("fiscal 1997"), the Board of Directors met four and acted by unanimous written consent six times. Each incumbent director attended all of the meetings of the Board of Directors and of the committees of the Board on which he served.

     The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are as set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company's Secretary at the Company's address set forth above.

  Audit Committee        Compensation Committee        Stock Benefit Committee

  Sanford L. Kane            Sanford L. Kane               Sanford L. Kane
   Jon B. Minnis              Jon B. Minnis                 Jon B. Minnis
                            N. Damodar Reddy

     Audit Committee. The Audit Committee consists of two directors and exercises the following powers: (1) meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; (2) reviews the general scope of the Company's annual audit and fees charged by the independent accountants; (3) reviews and monitors the performance of non-audit services provided by the independent accountants; and (4) reviews interested transactions between the Company and any of its affiliates and any other matter to be passed upon by an audit committee as a matter of law or pursuant to the rules and regulations of any stock exchange or other securities market upon which the Company's securities may be listed. The Audit Committee held two meetings in fiscal 1997.

     Compensation Committee. The Compensation Committee consists of three directors and sets all non-stock compensation for the Company's officers, employees and service providers, other than directors, and met once and acted by unanimous written consent once in fiscal 1997.

     Stock Benefit Committee. The Stock Benefit Committee consists of two directors and administers the Company's 1992 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. The Stock Benefit Committee met once and acted by unanimous written consent forty-nine times in fiscal 1997.

Directors' Compensation

     Directors resident in California do not receive compensation for serving as members of the Company's Board of Directors; directors resident outside California receive a $5,000 fee for each meeting of the Company's Board of Directors physically attended by such director (provided, however, that no such director shall be paid more than $20,000 during any fiscal year). All directors are reimbursed for expenses incurred attending meetings of the Board. Directors Messrs. Minnis and Kane, the Company's two non-employee members of the Board of Directors, were granted options to purchase 90,000 shares of Common Stock, each with an exercise price of $1.33 (as adjusted to reflect two three-for-two forward stock splits effected in the forms of one-for-two stock dividends by the Company in January 1995 and July 1995, respectively), in fiscal 1994. Each of these options vested in increments of 25% per year with the first such increment vesting on the one-year anniversary of the date of its grant, and each is now fully vested. The Company issued no options to directors in fiscal 1997.

     On October 1, 1993, the Company adopted its 1993 Directors Stock Option Plan, under which 900,000 shares of Common Stock (as adjusted to reflect two three-for-two forward stock splits effected in the forms of one-for-two stock dividends by the Company in January 1995 and July 1995, respectively) are reserved for issuance. Under the 1993 Directors Stock Option Plan, independent directors are entitled to a specified number of options to purchase shares of Common Stock as a result of their appointment and subsequent service as directors. No options have been granted pursuant to this Plan.

            The Board of Directors recommends a vote FOR the election
                       of each of the nominated Directors.


                                 PROPOSAL NO. 2

                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 28, 1998, and the stockholders are being asked to ratify such appointment. Price Waterhouse LLP has been engaged as the Company's independent accountants since the Company's inception in 1985. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

           The Board of Directors recommends a vote FOR ratification
          of the appointment of Price Waterhouse LLP as the Company's independent accountants.

                      EXECUTIVE OFFICERS OF THE COMPANY

     Certain information concerning executive officers of the Company, including their ages of July 28, 1997, is set forth below:

   Name                           Age                    Position
   ----                           ---                    --------
   N. Damodar Reddy ...........    58      President and Chief Executive Officer

   C.N. Reddy .................    41      Senior Vice President-Engineering and
                                           Operations

   Charles Alvarez ............    47      Vice       President-Finance      and
                                           Administration,  and Chief  Financial
                                           Officer

   Gregory Barton .............    35      Vice  President-Corporate  and  Legal
                                           Affairs, and General Counsel

   Laurence Jordan ............    53      Vice President-Operations

   Phil Richards ..............    49      Vice President-Sales

   Ritu Shrivastava ...........    46      Vice President-Technology Development

     N. Damodar Reddy co-founded the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. From September 1983 to February 1985, he served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and the RCA Technology Center. He holds a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. Mr. Reddy is the brother of C.N. Reddy.

     C.N. Reddy co-founded the Company and served as the Company's Vice President - Engineering from the Company's inception to May 1993, when he was appointed Senior Vice President - Engineering and Operations of the Company. From the Company's inception, Mr. Reddy has served as a director and the Secretary of the Company. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, he served as SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds a M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. Mr. Reddy is the brother of N. Damodar Reddy.

     Charles Alvarez joined the Company in 1997 as Vice President-Finance and Administration, and Chief Financial Officer. Prior to joining Alliance, Mr. Alvarez served more than seven years at LSI Logic Corp., most recently as Director, Finance and Operations of the LSI Product Group. In this role, he was responsible for the controllership of all five semiconductor product divisions, execution of pricing strategies, and management of the finance operations of these divisions. Prior to that, he served as Director, Finance and Operations of the LSI Logic Microprocessor Group. Mr. Alvarez has also held various positions at General Electric, where he served for more than twelve years. He holds a B.A. and a M.A. degree in Business and Economics from San Francisco State University.

     Gregory Barton joined the Company in 1995 as General Counsel and was appointed Vice President-Corporate and Legal Affairs in 1996. From 1986 to 1993, he was an associate in the New York office of the law firm Gibson, Dunn & Crutcher. Mr. Barton received a J.D. degree magna cum laude from Harvard Law School, and a B.A. degree summa cum laude from Claremont McKenna College.

     Laurence Jordan joined the Company in June 1997 as Vice President - Operations. From 1994 to 1996, he served as Director of Operations at Tseng Labs, Inc., a graphics accelerator company, and from 1992 to 1993, he served as Engineering Manager at Allegro Microsystems. Prior to that, Mr. Jordan has held various positions at Zilog, California Devices, Mitel Semiconducteur, and Texas Instruments. He holds a B.S. in Physics and B.A. in Mathematics from the University of Texas.

     Phil Richards joined the Company in June 1995 as Vice President-Sales. From April 1989 through May 1995, Mr. Richards was President of Competitive Technology, Inc., a manufacturers representative. From May 1988 through April 1989, he served as President of Motion Phone Technology, Inc., a company formed to distribute a video telephone then under development. From July 1983 through May 1988, he was President of Phase II Technology, Inc., a manufacturers representative. Prior to 1983, he served in various sales and sales management positions with Bager Electronics, Intel Corporation, American Microsystems and Siliconix. He holds a B.S. degree in Electrical Engineering from San Jose State University.

     Ritu Shrivastava joined the Company in 1993 as Director of Nonvolatile Memory Products and was appointed Vice President - Technology Development in 1995, with responsibility for SRAM, DRAM, Flash Memory and Graphics technologies. Dr. Shrivastava was designated an executive officer of the Company in July 1997. From 1983 to 1993, Dr. Shrivastava worked at Cypress Semiconductor, in various positions. From 1980 to 1983, Dr. Shrivastava worked at Mostek Corporation, and from 1977 to 1980, Dr. Shrivastava was on the faculty of Electrical Engineering at Louisiana Statue University. Dr. Shrivastava holds a Ph.D. in Electrical Engineering from Louisiana State University, a Masters and Bachelors in Electrical Communication Engineering from the Indian Institute of Science and a Bachelors in Physics from Jabalpur University. Dr. Shrivastava holds five United States patents, has published numerous papers, and is a Senior Member of the Institute of Electrical and Electronics Engineers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of June 20, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer or former executive officer of the Company named in the Summary Compensation Table, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                Shares Beneficially Owned(1)(2)
                                                --------------------------------
Name of Beneficial Owner                                 Number    Percent (%)
------------------------                                 ------    -----------
C.N. Reddy(3)                                          8,213,750      20.6
N. Damodar Reddy(4)                                    8,205,150      20.5
State of Wisconsin Investment Board(5)                 3,537,500       9.1
Jon B. Minnis(6)                                       1,125,000       2.9
Kamal Gunsagar(7)                                        248,382       *
Sanford L. Kane(8)                                        90,000       *
Phil Richards(9)                                          37,500       *
Gregory Barton(10)                                        20,839       *
All executive  officers and directors (and the
former executive officer named in the Summary
Compensation Table) as a group (10 persons)(11)       18,012,807      43.8

* Less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days upon the exercise of options. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within sixty (60) days of June 20, 1997 have been exercised.

(3) Includes 105,000 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole shareholder, and 900,000 shares subject to options exercisable within sixty (60) days of June 20, 1997. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 3099 North First Street, San Jose, California 95134.

(4) Includes 165,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole shareholder, and 900,000 shares subject to options exercisable within sixty (60) days of June 20, 1997. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 3099 North First Street, San Jose, California 95134.

(5) Represents shares held as of December 31, 1996, as reported on Amendment No. 1 to Schedule 13G filed by the State of Wisconsin Investment Board on or about January 16, 1997. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(6) Includes 1,035,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a shareholder.

(7) Includes 22,500 shares subject to options exercisable within sixty (60) days of June 20, 1997. Mr. Gunsagar resigned from the Company effective June 1997.

(8) Represents shares subject to options exercisable within sixty (60) days of June 20, 1997.

(9) Represents shares subject to options exercisable within sixty (60) days of June 20, 1997.

(10) Includes 20,000 shares subject to options exercisable within sixty (60) days of June 20, 1997.

(11) Includes 2,064,686 shares subject to options exercisable within sixty (60) days of June 20, 1997.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company serving at March 29, 1997 (one of whom has subsequently resigned), for the fiscal year ended March 29, 1997 and each of the Company's past two fiscal years.

                                                        Summary Compensation Table
                                                   ----------------------------------------         Long Term
                                                                                                  Compensation
                                                                                                      Awards
                                                                                                      ------
                                                             Annual Compensation
                                                             -------------------
                                                                                     Other          Securities
                                      Fiscal                          Bonus       Compensation      Underlying           All Other
Name and Principal Position            Year        Salary ($)         ($)(1)         ($)(2)       Option(s)(#)(3)      Compensation
---------------------------            ----        ----------         ------        -------       ---------------      ------------
N. Damodar Reddy                       1997         300,000            --              --              --                    --
  President and Chief                  1996         286,745            --              --              --                    --
  Executive Officer                    1995         249,043            --           215,218            --                    --

C.N. Reddy                             1997         274,998            --              --              --                    --
  Senior Vice President -              1996         262,998            --              --              --                    --
  Engineering and Operations           1995         240,057            --           152,085            --                    --

Gregory Barton(4)                      1997         138,000          57,579            --            30,000                  --
  Vice President - Corporate           1996         100,923          11,000            --            40,000                  --
  and Legal Affairs, and               1995            --              --              --              --                    --
  General Counsel

Kamal Gunsagar(5)                      1997         145,000            --              --              --                    --
  Vice President - Contract            1996         133,293            --              --            45,000                  --
  Manufacturing                        1995         120,361            --              --              --                    --

Phil Richards(6)                       1997         142,000          68,023            --              --                    --
  Vice President - Sales               1996         108,433          26,750            --            75,000                  --
                                       1995            --              --              --              --                    --

(1) Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2) Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or ten per cent (10%) of the individual's salary plus bonus. Represents compensation as a result of reductions in the principal balance of loans from the Company.

(3) To the extent applicable, as adjusted to reflect the three-for-two forward stock splits effected in the forms of one-for-two stock dividends by the Company in January 1995 and July 1995, respectively. Reflects net options granted (i.e., does not include options issued upon repricing, where same number of options were canceled pursuant to the repricing).

(4)  Mr. Barton joined the Company in May 1995.

(5)  Mr. Gunsagar resigned from the Company effective June 1997.

(6)  Mr. Richards joined the Company in June 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year 1997 to the executive officers named in the Summary Compensation Table above, but excludes options granted pursuant to the November 1996 repricing, which options are described in a subsequent table.

                                                                                             Potential Realizable
                                                                                            Value at Assumed Annual
                                                                                             Rates of Stock Price
                                             Individual Grants                             Appreciation For Option
                                             -----------------                                   Term(1) ($)
                                                                                                 ------------
                   # of Securities      % of Total Options
                     Underlying       Granted to Employees      Exercise Price     Expiration
      Name         Options Granted     in Fiscal Year(%)(3)    Per Share ($)(2)       Date           5%           10%
      ----         ---------------     --------------------    ----------------    -----------       --           ---
Gregory Barton        30,000(4)               2.88                 7.25              10/2/02       73,971       167,815

Gregory Barton           839                    *                  6.1625            2/15/97(5)     1,027         1,141

Kamal Gunsagar           882                    *                  6.1625            2/15/97(5)     1,079         1,199

*    Less than 1%.

(1) The above information concerning five per cent (5%) and ten per cent (10%) assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that the actual stock price appreciation over the option term will be at the assumed five per cent (5%) and ten per cent (10%) levels set forth on the table or at any other defined level. Unless the market price of the Common Stock of the Company does in fact appreciate over the option term, no value will be realized from the options grants made to the executive officers or to any other optionee.

(2) The exercise price may be paid in cash or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price.

(3) Reflects percentage of total options granted to employees in fiscal 1997, net of shares canceled pursuant to the November 1996 repricing (a total of 955,738 shares were canceled pursuant to the November 1996 repricing).

(4) These options granted pursuant to the Company's 1992 Stock Option Plan are exercisable as to twenty per cent (20%) of the shares underlying the option, in five equal annual installments commencing one year from the date of grant. Each of the reported options is an incentive stock option ("ISO") to the extent it does not exceed applicable limits set by the tax laws. For each option that exceeds such limits, the number of shares underlying the option grant is allocated between two options, the first an ISO up to the applicable limits set by the tax laws, and the second a non-statutory option for the balance of the shares. In each case, vesting continues only so long as employment with the Company or one of its subsidiaries (or in the case of non-statutory stock option, one of the Company's affiliates) continues.

(5) These options granted pursuant to the Company's 1996 Employee Stock Purchase Plan were exercised automatically upon the purchase date of 2/15/97.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 1997 and the value of stock options held at the end of fiscal 1997 by each of the executive officers named in the Summary
Compensation Table above.

                                                           Number of Securities Underlying     Value of Unexercised
                                                               Unexercised Options             In-The-Money Options
                                                            at Fiscal Year-End (#)(2)      at Fiscal Year-End ($)(2)(3)
                         Shares                             ----------------------------   ----------------------------
                         Acquired On     Value
Name                     Exercise (#)    Realized ($)(1)    Exercisable    Unexercisable   Exercisable    Unexercisable
----                     ------------    ---------------    -----------    -------------   -----------    -------------
N. Damodar Reddy                 --              --           675,000         225,000       4,515,480      1,505,160
C.N. Reddy                       --              --           675,000         225,000       4,515,480      1,505,160
Gregory Barton                  839(4)        1,332               --           70,000          --             78,441
Kamal Gunsagar(5)               882(4)        1,400               --           45,000          --             57,659
Phil Richards                    --              --               --           75,000          --             96,098

(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company's Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2) Excludes options pursuant to the Company's 1996 Employee Stock Purchase Plan for the purchase period in effect at 1997 fiscal year-end, as amount of shares to be purchased and purchase price per share are not determinable prior to August 15, 1997.

(3) These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on March 28, 1997 of $8.15625 per share.

(4) Represents shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan on February 15, 1997.

(5)  Mr. Gunsagar resigned from the Company effective June 1997.




                                OPTION REPRICINGS

     The following table sets forth information concerning the repricing or amendment of options held by the Company's executive officers since the Company completed its initial public offering in fiscal 1994:

                                     Number of
                                     Securities                                                        Length of
                                     Underlying    Market Price of    Exercise Price                   Original Option
                                     Options       Stock at Time of   at Time of                       Term at Date of
Name and Principal                   Repriced or   Repricing or       Repricing or    New Exercise     Repricing or
Position                   Date      Amended (#)   Amendment ($)      Amendment($)    Price ($)        Amendment
--------                   ----      -----------   -------------      ------------    ---------        ---------
Gregory Barton           11/12/96      40,000          6.875             10.625         6.875          3 years, 200 days
  Vice President -        1/26/96      40,000         10.625             28.667        10.625          4 years, 125 days
  Corporate and
  Legal Affairs, and
  General Counsel(1)

Kamal Gunsagar           11/12/96      45,000          6.875             10.625         6.875          3 years, 178 days
  Vice President -        1/26/96      45,000         10.625             25.833        10.625          4 years, 104 days
  Contract
  Manufacturing(2)

Phil Richards            11/12/96      75,000          6.875             10.625         6.875          3 years, 213 days
  Vice President -        1/26/96      75,000         10.625             28.333        10.625          4 years, 138 days
  Sales

(1) Mr. Barton was appointed Vice President - Corporate and Legal Affairs in September 1996.
(2)  Mr. Gunsagar resigned from the Company effective June 1997.

                              CERTAIN TRANSACTIONS

     In October 1995, the Company loaned Phil Richards $155,000, and Mr. Richards executed a promissory note in favor of the Company with respect to this loan. Pursuant to the note, Mr. Richards agreed to repay the principal in five equal annual installments, together with interest at a rate of seven per cent (7%) per annum, commencing October 1996. In October 1996, the Company forgave approximately $73,000 of Mr. Richards' indebtedness, to offset certain relocation expenses that Mr. Richards had incurred in connection with his employment with the Company. The amounts forgiven were applied first to accrued and unpaid interest, and then to the principal under Mr. Richards' note. In October 1996, Mr. Richards executed a new promissory note in favor of the Company in the principal amount of $95,800. Pursuant to this note, Mr. Richards agreed to repay the principal in four equal annual installments, together with interest at a rate of seven per cent (7%) per annum, commencing October 1997. If Mr. Richards' employment with the Company ceases, any unpaid principal plus accrued interest shall become immediately due and payable. No payments have been due or made to date with respect to this note, and to date the largest amount of aggregate indebtedness under this note is $101,128.

     In July 1996, the Company loaned Kamal Gunsagar, the Company's Vice President - Contract Manufacturing, $350,000. Mr. Gunsagar has executed a promissory note in favor of the Company with respect to this loan. Pursuant to the promissory note, Mr. Gunsagar agreed to pay the Company the following portions of principal, plus interest at the rate of six and four one-hundredths per cent (6.04%) per annum, on the following dates: $100,000 on October 1, 1996; and $62,500 on each of July 1, 1997, January 1, 1998, July 1, 1998 and January 1, 1999. Mr. Gunsagar resigned his employment with the Company effective June 1997, and the principal balance of the note, together with accrued interest, became immediately due and payable. In 1997, Mr. Gunsagar paid the Company an aggregate of $285,074, which was applied first to accrued and unpaid interest, and next to the principal balance. The remaining balance of the note will be repaid through the cancellation of certain expense report items submitted to the Company by Mr. Gunsager, subject to audit of such items by the Company. The largest aggregate indebtedness under the note prior to the repayments was $369,402.

                        REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Report on Executive Compensation" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee and Stock Benefit Committee

     The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the Company's 1992 Stock Option Plan and 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others. The following is a summary of policies of the Compensation Committee and Stock Benefit Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     GENERAL COMPENSATION POLICY. The Compensation Committee and Stock Benefit Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company for such executive officer's functional area. In addition, from time the time the Company has forgiven certain debt obligations of executive officers to the Company.

     FACTORS. Several important factors considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section "Comparison of Stockholder Return," below.

     * Stock-Based Incentive Compensation. The Stock Benefit Committee approves periodic grants of stock options to each of the Company's executive officers and others under the Company's 1992 Stock Option Plan and administers the Company's 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 1992 Stock Option Plan (historically four or five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 1992 Stock Option Plan generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 1992 Stock Option Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company's securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee's payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

     * Annual or Quarterly Cash Bonuses. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. For fiscal 1997, Messrs. Agrawal and Richards received bonuses based upon the Company's achievement of certain sales milestones, and Mr. Barton received a bonus based upon individual performance. None of the other executive officers of the Company earned bonuses during fiscal 1997.

     CEO COMPENSATION. In setting the compensation payable during fiscal 1997 to the Company's Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers. Mr. Reddy was not issued any stock-based incentive compensation and did not earn a bonus during fiscal 1997.

     EFFECT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

     Submitted by the Compensation Committee and the Stock Benefit Committee of the Company's Board of Directors:

Compensation Committee                               Stock Benefit Committee

N. Damodar Reddy, Chairman                           Jon B. Minnis, Chairman
Jon B. Minnis, Member                                Sanford L. Kane, Member
Sanford L. Kane, Member

Stock Benefit Committee Report on Repriced Options

     In November 1996, the Stock Benefit Committee determined that it was in the best interests of the Company to offer to cancel and replace the then-existing stock option grants to the optionees with exercise prices in excess of the then-current fair market value of the Company's Common Stock. Given the substantial decline in fair market value of the Company's Common Stock in the months leading up to November 1996, and the fact that many of the Company's employees had commenced work at the Company during those months or were holding options that had been repriced during the previous fiscal year, a large number of the Company's employees held stock option grants, before the November 1996 repricing, with exercise prices substantially in excess of the fair market value of the Company's Common Stock in November 1996.

     The objectives of the Company's 1992 Stock Option Plan (the "Stock Option Plan") are to promote the interests of the Company by providing employees, officers, directors, and certain consultants, independent contractors and advisors an incentive to acquire a proprietary interest in the Company and to render or continue to render services to the Company. It was the view of the Stock Benefit Committee that stock options outstanding in November 1996 with exercise prices substantially above the then-current fair market value of the Company's Common Stock did not provide sufficient equity incentive to the optionees. The Stock Benefit Committee thus concluded that such option grants failed to further the objectives of the Stock Option Plan, and should be canceled and replaced. In the opinion of the Stock Benefit Committee, the long-term best interests of the Company and all of its stockholders were clearly served by the retention and motivation of the optionees who remained at the Company.

     In this context, the Stock Benefit Committee decided that effective November 12, 1996 (the "Grant Date"), the optionees who remained at the Company and held stock options with exercise prices in excess of the fair market value of the Company's Common Stock as of the Grant Date (other than employees holding options that had been granted within four months of the Grant Date) could receive a one-for-one replacement of their then-existing unexercised stock options with new options with an exercise price of $6.875 per share, the fair market value of the Company's Common Stock as of the Grant Date. The new lower-priced options had the same term as the original options, but were subject to a delayed exercise schedule as follows: no options could be exercised until May 12, 1997, after which time, the original exercise schedule would resume. For certain employees, certain other terms of the new options were different from the old; for example, the new options must be exercised, if at all, within a shorter period of time following an optionee's cessation of employment (for other employees, their old options already contained such terms). Included in the repricing actions were options held by certain of the Company's executive officers. It is the opinion of the Stock Benefit Committee that the repricing program furthered the objectives of building employee morale and providing strengthened incentives for the Company's optionees.

     Submitted  by the  Stock  Benefit  Committee  of  the  Company's  Board  of
Directors:

                                                Jon B. Minnis, Chairman
                                                Sanford L. Kane, Member

Employment Contracts and Termination of Employment Arrangements

     The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee, are Messrs. Sanford L. Kane, Jon
B. Minnis and N. Damodar Reddy. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. Neither Mr. Kane nor Mr. Minnis was at any time during fiscal 1997 or any other time an officer or employee of the Company. Mr. Reddy has been President and Chief Executive Officer of the Company, and Chairman of the Company's Board of Directors, since the Company's founding in 1985.

                        COMPARISON OF STOCKHOLDER RETURN

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Comparison of Stockholder Return" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

     The graph below compares the cumulative stockholder return on the Company's Common Stock from the date of the Company's initial public offering (November 30, 1993) to March 29, 1997 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on November 30, 1993 and reinvestment of all dividends).

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]
                                   Comparison of Cumulative Total Return
                             11/30/93  3/31/94     3/31/95  3/31/96   3/31/97
                             --------  -------     -------  -------   -------

Alliance Semiconductor          100     159.4       796.9    270.7     228.5
Corporation

Nasdaq Stock Market             100      98.5       109.5    148.7     165.4
(U.S.) Index

Nasdaq Electronic               100     108.6       142.0    186.8     327.6
Component Stock Index

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with, except that Gregory Barton filed his initial report on Form 3 approximately ten days late.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than April 23, 1998.


                                 OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
            SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN
                  ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE
                           REPRESENTED AT THE MEETING.


                                   By Order of the Board of Directors,




                                   C.N. REDDY
                                   Senior Vice President - Engineering and
                                   Operations, and Secretary

                                                                      APPENDIX A

                       ALLIANCE SEMICONDUCTOR CORPORATION
                  PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 5, 1997

    THIS PROXY IS SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION'S
                               BOARD OF DIRECTORS

     The undersigned hereby appoints N. Damodar Reddy and C. N. Reddy, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") to be held at the Morgan Hill Room of the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, on Friday, September 5, 1997 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION AND FOR PROPOSAL 2. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjourments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The Board of Directors recommends a vote for election of each of the four nominees and for Proposal 2. The undersigned hereby acknowledges receipt of: (a) the Notice of 1997 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 29, 1997.

                                                   (CONTINUED ON THE OTHER SIDE)

                                                                                                 [ X ]       Please mark
                                                                                                             your votes as
                                                                                                             in this example


                                                                                        WITHHOLD
                                        FOR ALL                                         FOR ALL
                                        NOMINEES BELOW                                  NOMINEES BELOW
                                        (except as indicated)                           (except as indicated)
1. ELECTION OF DIRECTORS                [ ]                                             [ ]
   (The Board recommends a vote "FOR"
   all nominees listed below)

   Sanford L. Kane, Jon B. Minnis, C. N. Reddy and N. Damodar Reddy.

   (If you wish to withhold authority to vote for any individual nominee, strike through the nominee's name above.)

   I PLAN TO ATTEND THE MEETING                                   [ ]

2. RATIFICATION OF APPOINTMENT OF PRICE                           FOR            AGAINST           ABSTAIN
   WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT                    [ ]              [ ]               [ ]
   ACCOUNTANTS (The Board recommends a vote "FOR").

Please sign exactly as your name(s) appears on your stock  certificate.  If shares of stock stand of record in the names of two or more persons or in the name of husband and wife,  whether as joint tenants or  otherwise,  both or all of such persons should sign the proxy.  If shares of stock are held of record by a corporation,  the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary.  If shares of stock are held of record by a partnership,  the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title.
Please date this proxy.

WHETHER OR NOTE YOU PLAN TO ATTEND THE  MEETING IN  PERSON,  YOU ARE URGED TO SIGN AND  PROMPTLY  MAIL THIS PROXY IN THE
RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Signature(s) _____________________________________________________                 Dated:  _____________________, 1997

PLEASE VOTE,  DATE AND PROMPTLY  RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN
THE UNITED STATES.